Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned National Director of Woodmen of the World Life Insurance Society (“WoodmenLife”), a fraternal benefit society organized under the laws of the state of Nebraska, the Depositor of WoodmenLife Variable Annuity Account, does hereby appoint Patrick L. Dees, Denise M. McCauley, and Jon R. Aerni, and each of them severally, the undersigned’s true and lawful attorney-in-fact, with power of substitution for the undersigned and in the undersigned’s name, place and stead, to execute and file any instrument or document to be filed as part of or in connection with or in any way related to the Registration Statement and any and all amendments thereto, filed by WoodmenLife under the Securities Act of 1933 and/or the Investment Company Act of 1940, in connection with the registration of the WoodmenLife Variable Annuity contracts (File No. 333-101231), issued through the WoodmenLife Variable Annuity Account, and to have full power and authority to do or cause to be done in the undersigned’s name, place and stead each and every act and thing necessary or appropriate to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, may do or cause to be done by virtue hereof. Each said attorney-in-fact shall have power to act hereunder with or without the others. The duration of such powers shall not be affected by the lapse of time, and all such powers shall remain in effect until express revocation by WoodmenLife, the execution of these same powers to any other individual, or expiration by operation of law.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this the day of December 13, 2021.

/s/ S. Kyle McMahan
S. Kyle McMahan, Executive Vice President, Chief Marketing Officer, National Director Woodmen of the World Life Insurance Society

State of Nebraska )
)SS
County of Douglas )

Acknowledgment

Before me, the undersigned notary public, in and for the county and state above named, on this day of December 13, 2021, appeared S. Kyle McMahan, known by me personally, and known personally by me to be the exact person so identified, who having been first placed upon his oath, did swear or affirm that his signature to the above Power of Attorney was his voluntary act and deed.

/s/ Judy L. Pixley Notary Public

My commission expires: June 6, 2022

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned National Director of Woodmen of the World Life Insurance Society (“WoodmenLife”), a fraternal benefit society organized under the laws of the state of Nebraska, the Depositor of WoodmenLife Variable Annuity Account, does hereby appoint Patrick L. Dees, Denise M. McCauley, and Jon R. Aerni, and each of them severally, the undersigned’s true and lawful attorney-in-fact, with power of substitution for the undersigned and in the undersigned’s name, place and stead, to execute and file any instrument or document to be filed as part of or in connection with or in any way related to the Registration Statement and any and all amendments thereto, filed by WoodmenLife under the Securities Act of 1933 and/or the Investment Company Act of 1940, in connection with the registration of the WoodmenLife Variable Annuity contracts (File No. 333-101231), issued through the WoodmenLife Variable Annuity Account, and to have full power and authority to do or cause to be done in the undersigned’s name, place and stead each and every act and thing necessary or appropriate to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, may do or cause to be done by virtue hereof. Each said attorney-in-fact shall have power to act hereunder with or without the others. The duration of such powers shall not be affected by the lapse of time, and all such powers shall remain in effect until express revocation by WoodmenLife, the execution of these same powers to any other individual, or expiration by operation of law.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this the day of December 23, 2021.

/s/ J. Patrick Caldwell
J. Patrick Caldwell, National Director Woodmen of the World Life Insurance Society

State of MS )
) SS
County of Lee )

Acknowledgment

Before me, the undersigned notary public, in and for the county and state above named, on this day of December 23, 2021, appeared J. Patrick Caldwell, known by me personally, and known personally by me to be the exact person so identified, who having been first placed upon his oath, did swear or affirm that/his signature to the above Power of Attorney was his voluntary act and deed.

/s/ Kimberly L. Fears
Notary Public

My commission expires: